Exhibit 99

FORM 4 (continued)

Joint Filer Information

Each of the following joint filers has designated Crestview Partners (Cayman), L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners (TE), L.P.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

2.	Crestview Partners (Cayman), Ltd.
c/o Crestview Partners, GP, L.P.
667 Madison Avenue
New York , NY 10065

Issuer and Ticker Symbol: FBCM

Date of Event Requiring Statement: June 1, 2011

FORM 4 (continued)

 Crestview Partners (TE), L.P.

By: Crestview Partners GP, L.P, as General Partner
By: Crestview, L.L.C., as General Partner

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

Crestview Partners (Cayman), Ltd.

By: Crestview Partners GP, L.P., as sole Member
By: Crestview, L.L.C, as General Partner

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer